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                         Chase Manhattan Bank USA, N.A.
                              Noteholders Statement

                      Chase Credit Card Owner Trust 2000-1

Section 7.3 Indenture                           Distribution Date:    06/15/2001

(I)   Amount of the distribution allocable to
         principal of the Notes

            Class A Principal Payment                    0.00
            Class B Principal Payment                    0.00
            Class C Principal Payment                    0.00
                        Total

      Amount of the distribution allocable
         to the principal on the Notes per $1,000
         of the initial principal balance of the Notes
           Class A Principal Payment                     0.00
           Class B Principal Payment                     0.00
           Class C Principal Payment                     0.00
                        Total

(ii)  Amount of the distribution allocable to the
         interest on the Notes
           Class A Note Interest Requirement     2,772,239.58
           Class B Note Interest Requirement       240,707.47
           Class C Note Interest Requirement       335,775.07
                        Total                    3,348,722.12

      Amount of the distribution allocable to
         the interest on the Notes per $1,000
         of the initial principal balance of the Notes
           Class A Note Interest Requirement          3.69632
           Class B Note Interest Requirement          3.85132
           Class C Note Interest Requirement          4.17854

(iii) Aggregate Outstanding Pincipal Balance of the Notes
           Class A Note Principal Balance         750,000,000
           Class B Note Principal Balance          62,500,000
           Class C Note Principal Balance          80,375,000

(iv)  Amount on deposit in Owner Trust
        Spread Account                           8,928,570.00

(v)   Required Owner Trust Spread
        Account Amount                           8,928,570,00

                                         By:
                                                 ----------------------------
                                         Name:   Patricia M. Garvey
                                         Title:  Vice President